Exhibit 6b

AMENDED AND RESTATED
INVESTMENT OPPORTUNITY ALLOCATION AGREEMENT

This AMENDED AND RESTATED INVESTMENT OPPORTUNITY ALLOCATION AGREEMENT (this “Agreement”) is entered into and effective as of [______] 2021, by and between MCI Secured Income Fund, LLC., a Delaware limited liability company (“MCI SIF”), MCI Preferred Equity Fund, LLC, a Delaware liability company (“MCI PEF”), MCI Preferred Income Fund II, LLC (“MCI PIF II”), MCI Preferred Income Fund IV, LLC, a Delaware limited liability company (“MCI PIF IV”), and MCI Income Fund V, LLC (“MCI INC V”, and together with MCI SIF, MCI PEF, MCI PIF II, and MCI PIF IV, the “MCI Funds”).

WHEREAS, the MCI Funds have each engaged in separate, distinct securities offerings, and each individually formed to invest available offering proceeds in a secured master credit facility between the applicable MCI Fund and Megatel Homes, L.L.C., a Texas limited liability company (formerly known as Megatel Homes, Inc., a Texas corporation); Megatel Holdings, LLC, a Texas limited liability company; Megatel Homes III, LLC, a Texas limited liability company; including any wholly-owned subsidiaries of such entities and Affiliates that may now or hereafter be joined thereunder pursuant to a joinder agreement (the “Megatel Entities”);

WHEREAS, each MCI Fund will make loans (“Investments”, and each, an “Investment”) to the Megatel Entities pursuant to its respective master credit facility on a per-project basis (a “project,” being so defined in each respective master credit facility), and the Megatel Entities will seek to use those loans for the acquisition and/or development of real property and improvements thereon in accordance with the requirements and criteria set forth in its respective master credit facility and the applicable offering documents of each MCI Fund;

WHEREAS, each MCI Fund is managed by Megatel Capital Investment, LLC, a Delaware limited liability company (the “Manager”), pursuant to each MCI Funds’ limited liability company agreement;

WHEREAS, the MCI Funds wish to delineate their respective rights and obligations with respect to each other in connection with opportunity to invest in the Investments in the event a proposed Investment meets the investment criteria and requirements for two or more of the MCI Funds.

NOW, THEREFORE, in consideration of the mutual agreements herein made and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I
INVESTMENT OPPORTUNITIES

1.1           Investment Allocation. During the term of this Agreement, the parties hereto agree that the first proposed Investment that meets the requirements of two or more of the MCI Funds’ investment criteria, as set forth in the respective master credit facilities and the applicable securities offering documents, will be given to MCI SIF. If MCI SIF does not have sufficient proceeds to make the Investment (factoring in future draws and commitments), MCI PEF will be given the opportunity to make the Investment. If MCI PEF does not have sufficient funds to make the Investment at that time (also factoring in future draws and commitments), MCI PIF II will be given the opportunity to make the Investment. If MCI PIF II does not have sufficient funds to make the Investment at that time (also factoring in future draws and commitments), MCI PIF IV will be given the opportunity to make the Investment. If MCI PIF IV does not have sufficient funds to make the Investment at that time (also factoring in future draws and commitments), MCI INC V will be given the opportunity to make the Investment. The second proposed Investment that meets the requirements of two or more of the MCI Funds’ investment criteria, as set forth in the respective master credit facilities and the applicable securities offering documents, will be given to MCI PEF. If MCI PEF does not have sufficient proceeds to make the Investment (factoring in future draws and commitments), MCI PIF II will be given the opportunity to make the Investment. If MCI PIF II does not have sufficient funds to make the Investment at that time (also factoring in future draws and commitments), MCI PIF IV will be given the opportunity to make the Investment. If MCI PIF IV does not have sufficient funds to make the Investment at that time (also factoring in future draws and commitments), MCI INC V will be given the opportunity to make the Investment. If MCI INC V does not have sufficient proceeds to make the Investment (factoring in future draws and commitments), MCI SIF will be given the opportunity to make the Investment. In the same manner as above, the third proposed Investment that meets the requirements of two or more of the MCI Funds’ investment criteria will be given to MCI PIF II. If MCI PIF II does not have sufficient proceeds to make the Investment, MCI PIF IV will be given the opportunity to make the Investment. If MCI PIF IV does not have sufficient funds to make the Investment, MCI INC V will be given the opportunity to make the Investment. If MCI INC V does not have sufficient funds to make the Investment, MCI SIF will be given the opportunity to make the Investment. If MCI SIF does not have sufficient funds to make the Investment, MCI PEF will be given the opportunity to make the Investment. The fourth proposed Investment that meets the requirements of two or more of the MCI Funds’ investment criteria will be given to MCI PIF IV. If MCI PIF IV does not have sufficient proceeds to make the Investment, MCI INC V will be given the opportunity to make the Investment. If MCI INC V does not have sufficient proceeds to make the Investment, MCI SIF will be given the opportunity to make the Investment. If MCI SIF does not have sufficient funds to make the Investment, MCI PEF will be given the opportunity to make the Investment. If MCI PEF does not have sufficient funds to make the Investment, MCI PIF II will be given the opportunity to make the Investment.

The fifth proposed Investment that meets the requirements of two or more of the MCI Funds’ investment criteria will be given to MCI INC V. If MCI INC V does not have sufficient proceeds to make the Investment, MCI SIF will be given the opportunity to make the Investment. If MCI SIF does not have sufficient proceeds to make the Investment, MCI PEF will be given the opportunity to make the Investment. If MCI PEF does not have sufficient funds to make the Investment, MCI PIF II will be given the opportunity to make the Investment. If MCI PIF II does not have sufficient funds to make the Investment, MCI PIF IV will be given the opportunity to make the Investment. The investment opportunity pattern will continue to rotate in this manner.

1.2           After an Investment in a Project by one of the MCI Funds pursuant to Section 1.1 above, the remaining MCI Funds may choose to invest available proceeds in the same Investment, and additional Investment opportunities on the same project may be offered to such MCI Funds, so long each party that invests in a Project maintains distinct and separate liens against the Project to fully collateralize each Investment so made.

ARTICLE II

MISCELLANEOUS

2.1           Termination. Any of the parties herein may terminate their participation in this Agreement on the earlier of the date on which (i) the respective party liquidates, dissolves, or winds up and (ii) the parties hereto agree in writing to terminate this Agreement.

2.2           Notices. All notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier or (iii) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below ( or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 2.2):

MCI SIF:                             MCI Secured Income Fund, LLC
2101 Cedar Springs Road, Suite 700
Dallas, Texas 75201
Attention: Zach Ipour

MCI PEF:                            MCI Preferred Equity Fund, LLC
2101 Cedar Springs Road, Suite 700
Dallas, Texas 75201
Attention: Zach Ipour

MCI PIF II:                         MCI Preferred Income Fund II, LLC
2101 Cedar Springs Road, Suite 700
Dallas, Texas 75201
Attention: Zach Ipour

MCI PIF IV:                        MCI Preferred Income Fund IV, LLC
2101 Cedar Springs Road, Suite 700
Dallas, Texas 75201
Attention: Zach Ipour

MCI INC V:                        MCI Income Fund V, LLC
2101 Cedar Springs Road, Suite 700
Dallas, Texas 75201
Attention: Zach Ipour

and, in any and all herein, with a copy to (but which shall not constitute notice):

Munck Wilson Mandala, LLP
600 Banner Place Tower
12770 Coit Road
Dallas, Texas 75251
Attention: Stacy M. Grace, Esq.
sgrace@munckwilson.com

2.3           Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns as provided herein.

2.4           Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

2.5           Amendments; Waivers. This Agreement and the terms hereof may not be amended, supplemented, or modified except in an instrument in writing executed by the parties hereto. No waiver of any term or condition hereof or obligation hereunder shall be valid unless made in writing and signed by the party to which performance is due.

2.6           GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

2.7           WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

2.8           No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

2.9           Section Headings. The section and subsection headings in this Agreement are for reference only and shall not be deemed to alter or affect the interpretation of any provision hereof.

2.10           Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

2.11           Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

MCI Secured Income Fund, LLC,
a Delaware limited liability company

By:
Megatel Capital Investment, LLC
   a Delaware limited liability company
Its:
Manager

By: ______________________
Armin Afzalipour
Co-President

MCI Preferred Equity Fund, LLC,
a Delaware limited liability company

By:
Megatel Capital Investment, LLC

a Delaware limited liability company

Its:
Manager

By: ______________________
Armin Afzalipour
Co-President

MCI Preferred Income Fund II, LLC,
a Delaware limited liability company

By:
Megatel Capital Investment, LLC
   a Delaware limited liability company
Its:
Manager

By: ______________________
Armin Afzalipour
Co-President

[Signature Page Continued]

MCI Preferred Income Fund IV, LLC,
a Delaware limited liability company

By:
Megatel Capital Investment, LLC
   a Delaware limited liability company
Its:
Manager

By: ______________________
Armin Afzalipour
Co-President

MCI Income Fund V, LLC,
a Delaware limited liability company

By:
Megatel Capital Investment, LLC
   a Delaware limited liability company
Its:
Manager

By: ______________________
Armin Afzalipour
Co-President